Steel Success Strategies XXVIII Supporting Steel Industry Competitiveness June 19, 2013 Exhibit 99.1

TM
About SunCoke
Largest independent producer of
metallurgical coke in the Americas

• More than 6 million tons of capacity
– Facilities in U.S., Brazil and joint
venture in India
• Reliable, long-term supplier to
leading steelmakers
– ArcelorMittal, U.S. Steel, AK Steel
• Industry-leading cokemaking
technology and know-how
– 50+ years of cokemaking experience
– State-of-the-art heat recovery design
– Meets U.S. EPA Maximum
Achievable Control Technology
(MACT) Standards

TM
Steel Industry Dynamics
Challenging  Steel
Industry Environment
Steelmakers’
and Raw Material
Suppliers’ Strategic Choices
• Lower raw material costs
• Implement operating
efficiencies
• Reduce ongoing capital
needs
• Unlock value of captive
assets
• Focus capital on
targeted growth

• Allocate capital in highest
value add manner

TM
The SunCoke Advantage
Implement best practices Improve technology
• Compiled comprehensive database of U.S. coals
• Developed model to optimize coal blend for cost and targeted quality
• Enhanced oven controls and process automation
• Improved coal/coke handling practices/equipment
• Maximize power recovery
• Maximize natural gas/injectant capability for customers
• Blast furnaces using 100% our coke achieve some of best
fuel rates in industry
• Simple operation; no by-product or waste water treatment plants
• Less operating and maintenance manpower requirements
• Gross operating cost ~ ½ that of typical by-product batteries
1
Master coal science
2 3

The SunCoke Way
Blend
optimization
Yield
improvement
Larger and
stronger coke
Lower operating
cost
• Standardize operating and
maintenance practices to achieve
reliable, predictable operations
• Use advanced prediction
models to optimize coal
blend and maximize yield
• Increase production flexibility
• Decrease equipment cost
and lengthen asset life

TM Capital Cost Reductions 5 SXC reengineering its next facility to reduce capital intensity of cokemaking and meet increasingly stringent environmental requirements

TM
Capital Cost Reductions (cont’d)
•
Next plant up to 30% smaller in footprint
•
Modular design enables staged installation
•
Increased power and/or steam output
•
Capital costs per ton decrease with footprint
(~20% reduction in capital cost/ton, including next generation NAAQS requirements)
New plant
design

TM
Steel Value Chain
Raw materials
mining
Crude
steel
Finished
steel
End
customer
Raw material
processing/
transportation
Carbon Ferrous
Transport
Processing Handling
Disaggregation
Opportunity
• Elements of steel value chain can
be disaggregated to create value
• Maintain strategic control/use of
assets on long-term, competitive
and reliable basis
• Free up and redeploy proceeds
• Fund construction of new assets

Requires trusted counterparty to own/operate and
valuation/cost of capital advantage

TM
SunCoke’s Strategic Role
SXCP
1
st
steel-facing MLP
Advantaged
cost of capital
Experienced constructor
and operator
Trusted, reliable long-
term supplier
SXC/SXCP can
create value for
steelmakers and
raw material
suppliers through
strategic
disaggregation

TM Conclusion 9